Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

DTS REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

Agoura Hills, Calif. – August 1, 2005 – DTS, Inc. (Nasdaq: DTSI) today reported results for the second quarter ended June 30, 2005.

For the second quarter of 2005, DTS reported revenue of $17.7 million, up 34% over $13.3 million in revenue reported in the second quarter of 2004.  DTS reported net income for the second quarter of 2005 of $1.8 million, or $0.10 per diluted share, which compares to net income of $3.1 million, or $0.17 per diluted share, reported in the second quarter of 2004.  Included in second quarter 2004 results was $2.6 million, or $0.09 per share net of tax, in other income related to our legal settlement with Mintek Digital, Inc. in June of 2004.

“We are pleased with our financial performance in the second quarter, reporting good growth in many areas of our business,” commented Jon Kirchner, president and CEO of DTS.  “Especially noteworthy was growth in our digital images business, where revenue more than doubled over the prior period, as we began to realize some of the results from our new investment in this business.  We continue to believe that the digital images business offers us significant upside over time and that we are in a strong position to capitalize on the emerging need for digital image enhancement.

“Consumer licensing was solid, with noteworthy growth in revenue from the car and PC markets, while DVD-related revenues were down slightly, in line with recent industry trends. In addition, we continued to engage successfully in IP enforcement and royalty recovery activities during the quarter.  We remain focused on building our capabilities with newer technologies and helping customers through the transition to the next generation optical disc standards.

“Growth in our cinema business, particularly our hardware business, was notable in the quarter, as interest in our new XD10 family of products continues to increase. Our film licensing business was relatively flat as we experienced changes and delays in domestic and international release schedules and the industry continues to experience weaker than expected box office demand.

“As we look ahead, we have great enthusiasm for the opportunity ahead of us, but are appropriately cautious in the near term, as the consumer electronics industry transitions through a major upgrade cycle to high definition delivery.  We believe that we continue to make the right decisions and investments that will allow us to maintain our leadership position and build a stronger, more profitable company over time,” concluded Jon Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s second quarter results today, Monday, August 1, 2005, starting at 5:00 p.m. Eastern Time. The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dtsonline.com.   A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on August 1, 2005, through August 4, 2005, by dialing 800-405-2236 and entering the passcode 11034579.

About DTS
DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processors, and there are more than 300 million DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software.  DTS audio products are featured on more than 24,000 motion picture screens worldwide.  Additionally, DTS provides imaging technology and services for the motion picture industry; Lowry Digital Images, a wholly-owned subsidiary of DTS, is an industry leader in image restoration and enhancement.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, France, Italy, Canada, Hong Kong, Japan and China.  For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Vanessa Lehr	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
vanessa@blueshirtgroup.com	kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

DTS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of	As of
	December 31,	June 30,
	2004	2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,271	$41,161
Short-term investments and marketable securities	93,040	66,449
Accounts receivable, net of allowance for doubtful accounts of $402 and $405 at December 31, 2004 and June 30, 2005, respectively	4,649	10,688
Inventories	3,669	3,787
Deferred tax assets, net	9,144	9,157
Prepaid expenses and other	3,651	2,721
Income tax receivable	72	—
Total current assets	135,496	133,963
Long-term investments and marketable securities	2,657	—
Property and equipment, net	3,539	6,496
Goodwill	—	3,853
Intangible assets, net	1,779	12,040
Deferred tax assets	500	1,863
Other assets	718	712
Total assets	$144,689	$158,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,716	$4,454
Accrued expenses	5,688	6,510
Deferred revenue	519	2,643
Income tax payable	—	7
Total current liabilities	9,923	13,614
Deferred tax liability	—	4,174

Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2004 and June 30, 2005; no shares issued and outstanding	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2004 and June 30, 2005; 17,067,573 and 17,370,368 issued and outstanding at December 31, 2004 and June 30, 2005, respectively	2	2
Additional paid-in capital	121,431	122,432
Retained earnings	13,333	18,705
Total stockholders’ equity	134,766	141,139

Total liabilities and stockholders’ equity	$144,689	$158,927

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2005	2004	2005
	(Unaudited)

Revenues:
Technology and film licensing	$10,720	$12,835	$23,217	$31,299
Product sales and other revenues	2,532	4,893	5,632	8,486
Total revenues	13,252	17,728	28,849	39,785
Cost of goods sold:
Technology and film licensing	1,166	1,035	2,146	2,317
Product sales and other revenues	1,755	3,995	3,667	7,176
Total cost of goods sold	2,921	5,030	5,813	9,493
Gross profit	10,331	12,698	23,036	30,292
Operating expenses:
Selling, general and administrative	6,798	8,080	13,238	16,124
Research and development	1,568	2,532	2,900	4,626
In-process research and development	—	—	—	2,300
Total operating expenses	8,366	10,612	16,138	23,050
Income from operations	1,965	2,086	6,898	7,242
Interest income, net	310	835	749	1,189
Other expense, net	(17)	(11)	(31)	(23)
Income from legal settlement	2,601	—	2,601	—
Income before provision for income taxes	4,859	2,910	10,217	8,408
Provision for income taxes	1,740	1,094	3,658	3,036
Net income	$3,119	$1,816	$6,559	$5,372

Net income per common share:
Basic	$0.19	$0.10	$0.39	$0.31
Diluted	$0.17	$0.10	$0.36	$0.30
Weighted average shares used to compute net income per common share:
Basic	16,830,764	17,331,602	16,704,490	17,206,415
Diluted	18,268,283	18,264,458	18,134,231	18,180,973